UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 27, 2003

(Date of earliest event reported)

TOMMY HILFIGER CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	1-11226	98-0372112
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

9/F, Novel Industrial Building, 850-870 Lai Chi Kok Road, Cheung Sha Wan, Kowloon, Hong Kong

(Address of principal executive offices)

852-2216-0668

(Registrant’s telephone number, including area code)

Item 7.    Exhibits

99.1	Press Release of the Registrant dated June 27, 2003.

Item 12.    Disclosure of Results of Operations and Financial Condition

The information under this caption is furnished by Tommy Hilfiger Corporation (the “Company”) in accordance with Securities and Exchange Commission Release No. 33-8216. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On June 27, 2003, the Company issued a press release announcing the settlement of its trademark counterfeiting and infringement litigation with Goody’s Family Clothing, Inc. A copy of the press release is attached as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMMY HILFIGER CORPORATION
(Registrant)

Date: June 30, 2003	By: /S/ JAMES P. REILLY

James P. Reilly
Vice President and Corporate Controller

Exhibit List

Exhibit No.	Description of Document
99.1	Press Release of the Registrant dated June 27, 2003.